UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2021

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York	10119-4015

(Address of principal executive offices)	(Zip Code)

(212) 692-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of beneficial interest, par value $0.0001 per share, classified as Common Stock	LXP	New York Stock Exchange
6.50% Series C Cumulative Convertible Preferred Stock, par value $0.0001 per share	LXPPRC	New York Stock Exchange

 Item 8.01.    Other Events.

On May 10, 2021, Lexington Realty Trust (the “Trust”) entered into (i) the Underwriting Agreement, dated May 10, 2021 (the “Underwriting Agreement”), among the Trust and J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, in their capacities as forward sellers (collectively, the “Forward Sellers”); JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association, in their capacities as forward counterparties (collectively, the “Forward Counterparties”); and Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and KeyBanc Capital Markets Inc., in their capacities as underwriters (collectively, the “Underwriters”); and (ii) the two letter agreements and supplemental confirmations, each dated May 10, 2021 (collectively, the “Confirmations”), by and between the Trust and each of the Forward Counterparties, relating to the forward issuance and sale of 16,000,000 shares of beneficial interest classified as common stock, par value $0.0001 per share, which we refer to as Common Shares. The initial forward price under the Confirmations is $12.108 per Common Share.  The sale of Common Shares closed on May 13, 2021. The Trust granted the Underwriters a 30-day option from the date of the Underwriting Agreement to purchase up to an additional 2,400,000 Common Shares at the initial forward price.

The Underwriting Agreement contains customary representations, warranties and covenants by the Trust. It also provides for customary indemnification of the Underwriters, the Forward Sellers, the Forward Counterparties and the Trust for certain losses or damages arising out of or in connection with the sale of the Common Shares.

The Common Shares were offered pursuant to an effective shelf registration statement on Form S-3 (File No. 333-253297) on file with the Securities and Exchange Commission. Copies of the Underwriting Agreement and the Confirmations are attached as Exhibits 1.1 through 1.5 to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the Underwriting Agreement and Confirmations is qualified in its entirety by reference to the full text of each such agreement.

Venable LLP, as counsel to the Trust, has issued its opinion with respect to the legality of the Common Shares, which opinion is attached hereto and incorporated herein by reference as Exhibit 5.1.

On May 10, 2021, the Trust issued a press release announcing the commencement of the offering of the Common Shares. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

On May 11, 2021, the Trust issued a press release announcing the pricing of the offering of the Common Shares. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated as of May 10, 2021, among the Trust, the Forward Sellers, the Forward Counterparties and the Underwriters.
1.2	Master Confirmation of Registered Forward Transaction, dated as of May 10, 2021, between the Trust and JPMorgan Chase Bank, National Association.
1.3	Supplemental Confirmation of Registered Forward Transaction, dated as of May 10, 2021, between the Trust and JPMorgan Chase Bank, National Association.
1.4	Master Confirmation of Registered Forward Transaction, dated as of May 10, 2021, between the Trust and Wells Fargo Bank, National Association.
1.5	Supplemental Confirmation of Registered Forward Transaction, dated as of May 10, 2021, between the Trust and Wells Fargo Bank, National Association.
5.1	Opinion of Venable LLP.
23.1	Consent of Venable LLP (included in Exhibit 5.1).
99.1	Press Release issued May 10, 2021.
99.2	Press Release issued May 11, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: May 13, 2021	By:	/s/ Beth Boulerice
Beth Boulerice
Chief Financial Officer